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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the GTECH Holdings Corporation 1998 Employee Stock Purchase Plan of our report dated April 1, 1998 (except for Note R as to which the date is April 20, 1998), with respect to the consolidated financial statements of GTECH Holdings Corporation included in its Annual Report (Form 10-K) for the fiscal year ended February 28, 1998, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP

Providence, Rhode Island
September 23, 1998